EXHIBIT 99.2

                                 Execution Copy

                               THIRD AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

         This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT entered into as of this 3rd day of March, 2004 (this "Third Amendment"), is hereby entered into between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO RETAIL FINANCE II, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, BIG DOG HOLDINGS, INC., a Delaware corporation ("Parent" or "Guarantor"), and BIG DOG USA, INC., a California corporation ("Big Dog") and CSI ACQUISITION CORPORATION, a California corporation ("CSI" together with Big Dog collectively, the "Borrowers").

                                                     RECITALS

         WHEREAS, Borrowers, Parent, Agent and Lenders have executed and delivered that certain Loan and Security Agreement dated as of October 23, 2001, as amended by the First Amendment to Loan and Security Agreement dated as of June 5, 2003, as amended by the Second Amendment to Loan and Security Agreement dated as of November 1, 2003 (as may be amended, modified or supplemented from time to time, the "Loan Agreement");

         WHEREAS, pursuant to the Walking Company Plan of Reorganization, TWC Acquisition Corp., a Delaware corporation and subsidiary of the Parent ("TWC Acquisition"), is to acquire the Walking Company;

         WHEREAS, pursuant to the Walking Company Plan of Reorganization, TWC Acquisition will issue the Junior Secured Creditors Promissory Note, the First Unsecured Creditors Promissory Note and the Second Unsecured Creditors Promissory Note;

         WHEREAS, pursuant to the Walking Company Plan of Reorganization, the Parent will provide the Junior Secured Creditors and the unsecured creditors with certain put rights with an option of either cash payment or conversion rights pursuant to the Junior Secured Creditors Note Put Right Agreement, the Junior Secured Creditors Stock Put Right Agreement and the Second Unsecured Creditors Note Put Right Agreement;

         WHEREAS, the Warrant to Purchase Common Stock of Big Dog Holdings, Inc. dated March 3, 2004, by and between Parent and the Junior Secured Creditors ("Junior Secured Creditors Warrant"), the Warrant to Purchase Common Stock of Big Dog Holdings, Inc. dated March 3, 2004, by and between Parent and the holders First Unsecured Creditors Note Holders ("First Unsecured Creditors Warrant"), and the Warrant to Purchase Common Stock of Big Dog Holdings, Inc. dated March 3, 2004, by and between Parent and the Second Unsecured Creditors Note Holder ("Second Unsecured Creditors Warrant" together with the Junior Secured Creditors Warrant and the First Unsecured Creditors Warrant, collectively, the "Warrants"), provides the Junior Secured Creditors and the unsecured creditors with a right to purchase the Parent's stock at $4.35 per stock unit;

         WHEREAS, Borrower wishes to make a Distribution (as defined in the Loan Agreement) to Parent in the aggregate amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) ("Big Dog Distribution");

         WHEREAS, the Parent will make the Parent Loan I, Parent Loan II and the Parent Equity Contribution to TWC Acquisition in the aggregate amount of Eight Million Nine Hundred Fifty Thousand Dollars ($8,950,000.00); and

         WHEREAS, the Parent and the Borrowers have requested that Agent and Lenders amend the Loan Agreement and other Loan Documents to permit the consummation of the foregoing transactions.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and conditions set forth herein, the parties hereby agree as follows:

SECTION 1.        RELATION TO THE LOAN AGREEMENT; DEFINITIONS.

 1.1 Relation to Loan Agreement. This Third Amendment constitutes an integral part of the Loan Agreement and shall be deemed to be a Loan Document for all purposes. Upon the effectiveness of this Third Amendment, on and after the date hereof each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement," "thereunder," "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby. This Third Amendment shall be considered a Loan Document and, without in any way limiting the application of other provisions of the Loan Agreement, this Third Amendment shall be governed by the provisions of Sections 11, 12, 13, 15, 16 and 17.6 of the Loan Agreement. No further amendment to the Loan Agreement shall be made except by a writing signed by all parties to the Loan Agreement.

 1.2 Capitalized Terms. For all purposes of this Third Amendment, capitalized terms used herein without definition shall have the meanings specified in the Loan Agreement.

SECTION 2.        AMENDMENT TO LOAN AGREEMENT.

 2.1     Definitions.

(a) The following definitions are hereby added to Section 1.1 of the Loan
Agreement:

                   "Account Reserves" means such reserves as Agent determines from time to time in its Permitted Discretion as being appropriate to reflect impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Account Reserves may include (but are not limited to) reserves based upon the following: (a) any Account or parties thereof is past due, delinquent or otherwise at risk of non-payment, (b) any Account or portion thereof which is subject to counterclaim, defense, or dispute, (c) any Account or portion thereof which is subject to setoff or chargeback, (d) any facts, events or circumstances which impair the validity, enforceability or collectibility of such Account or reduce the amount payable or delay payment thereunder, (e) any material adverse change in the financial condition of the Credit Card Processor or Agent no longer deems the Credit Card Processor as credit worthy, (f) any event of default under any Credit Card Agreement which event of default gives the Credit Card Processor the right to setoff against amounts otherwise payable to a Borrower or the right to establish reserves or establish or demand collateral."

                   "Big Dog Distribution" shall have the respective meaning as set forth in the Recitals of this Third Amendment.

                   "Big Dog Dividend" means of the dividend by Big Dog to Parent in the amount of One Million FiftyThousand Dollars ($1,050,000.00).

                    "Closing Date for Third Amendment" means March 3, 2004.
                     --------------------------------

                   "Commercial Tort Claims" shall have the same definition as in the Code.

                  "Cost" means the lower of
                   ----

                          (a) the calculated cost of purchases, based upon a Borrower's accounting practices, on a first-in, first-out (FIFO) basis, in accordance with GAAP, which practices are in effect on the date on which this Agreement was executed as such calculated cost is determined from invoices received by a Borrower; such Borrower's purchase journal; or such Borrower's stock ledger; and

                          (b) the cost equivalent of the lowest ticketed price at which the subject Inventory is offered to the public, after all ticketed mark-downs (whether or not such price is then reflected on a Borrower's accounting system), determined in accordance with the cost method of accounting and reflecting a Borrower's practices in the ordinary course of a Borrower's business;

                          provided that "Cost" shall not include Inventory capitalization costs or other non-purchase price charges (such as freight charges and UNICAP) used in a Borrower's calculation of cost of goods sold.

                   "Customer Credit Liabilities" means gift certificates, customer deposits, merchandise credits, layaway obligations, frequent shopper programs, and similar liabilities of Borrowers to its retail customers and prospective customers.

                   "Deposit Accounts" shall have the same definition as in the Code.

                   "Distribution Center Inventory Reserve" means an aggregate amount (based on cost) of Inventory at Borrowers' warehouses or distribution centers (exclusive of Inventory, up to a maximum aggregate amount of $2,000,000 at any one time, that is physically segregated from the other Inventory and relates to the mail order and internet business, corporate sales business, or wholesale sales business), measured on a consolidated and month-end basis, of not more than an amount that is equal to 40% times the aggregate amount of all Inventory on the last day of each month."

                  "Eligible Wholesale Accounts" means those Wholesale Accounts that comply with each of the representations and warranties respecting Eligible Wholesale Accounts made by Borrowers under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below, which criteria may be fixed and revised by Agent in its Permitted Discretion from time to time after the Closing Date of the Third Amendment. In determining the amount to be included, Eligible Wholesale Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrowers. Eligible Wholesale Accounts shall not include the following:

                              (a) Wholesale Accounts that the Account Debtor has
                          failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 60 days,

                              (b) Wholesale Accounts owed by an Account Debtor
                          (or its Affiliates) where 25% or more of all Wholesale Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                              (c) Wholesale Accounts with respect to which the
                          Account Debtor is an employee, Affiliate, or agent of any Borrower,

                              (d) Wholesale Accounts arising in a transaction
                          wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

                              (e) Wholesale Accounts that are not payable in
                          Dollars,

                              (f) Wholesale Accounts with respect to which the
                          Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
                          (y) the Wholesale Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Wholesale Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent,

                              (g) Wholesale Accounts with respect to which the
                          Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Wholesale Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC ss. 3727), or (ii) any state of the United States (exclusive, however, of (y) Wholesale Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Borrower has complied to Agent's satisfaction),

                              (h) Wholesale Accounts with respect to which the
                          Wholesale Account Debtor is a creditor of any Borrower, has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Wholesale Account, to the extent of such claim, right of setoff, or dispute,

                              (i) Wholesale Accounts with respect to an Account
                          Debtor whose total obligations owing to Borrowers exceed 15% (such percentage as applied to a particular Account Debtor being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Wholesale Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage, except for the Wholesale Account for Casual Male where 25% or more of such Wholesale Account owed by that Account Debtor (or its Affiliates),

                              (j) Wholesale Accounts with respect to which the
                          Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                              (k) Wholesale Accounts with respect to which the
                          Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

                              (l) Wholesale Accounts, the collection of which,
                          Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                              (m) Wholesale Accounts that are not subject to a
                          valid and perfected first priority Agent's Lien,

                              (n) Wholesale Accounts with respect to which (i)
                          the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Wholesale Account have not been performed and billed to the Account Debtor,

                              (o) Wholesale Accounts that represent the right to
                          receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services; or

                              (p) Wholesale Accounts that Agent in its Permitted
                          Discretion or otherwise determines to be ineligible,

                          provided, however, Eligible Wholesale Accounts shall be deemed to be Zero (0) Dollars if the aggregate amount of Wholesale Accounts without regard to eligibility is less than $750,000."

                   "First Unsecured Creditors Promissory Note" shall mean that promissory note issued to the Liquidating Agent for the benefit of the unsecured creditors of the Walking Company pursuant to the Walking Company Plan of Reorganization in the original face amount of $700,000.

                   "Goods" shall have the same definition as in the Code.

                   "IBD" means the Israel Discount Bank.

                   "IBD Note" shall mean that promissory note dated as of March 1, 2004 executed by Parent in favor of IDB establishing an unsecured line of credit up to $3.0 million.

                   "Junior Secured Creditors" means Stratford Capital Partners, L.P., Retail & Restaurant Growth Capital L.P., Provender Opportunities Fund L.P., Cornerstone Equity Investors IV, L.P., James P. Argyropoulos, Giles Bateman, Steve Nessim, Trent and Marilyn Merrill Trust, The Perlman Family Trust dtd 2/27/95, Montesano Family Trust dated March 17, 1998, Candice
                   E. Appleton Family Trust, Pinney Family 1999 Trust UAD 5/2/99, Robert Taicher, Herbert Simon, Harry Adler, Greg Milne and Dan Zuckerman.

                   "Junior Secured Creditors Note Put Reserve" means $1,320,000 or the outstanding amount owed to Junior Secured Creditors pursuant to the Parent's obligations pursuant to the Junior Secured Creditors Note Put Agreement at any given time, and $0 following irrevocable payment of all the Parent's obligations in respect of the Junior Secured Creditors Note Put Right Agreement on termination and/or expiry of such agreement.

                   "Junior Secured Creditors Note Put Right Agreement" means that certain Note Put Right (Junior Secured Creditors Promissory Notes) Agreement dated March 3, 2004, by and between the Parent and the Junior Secured Creditors.

                   "Junior Secured Creditors Promissory Note" means those promissory notes issued by the Borrower to the Junior Secured Creditors in the aggregate principal amount of $3.279 million pursuant to the Walking Company Plan of Reorganization.

                    "Junior Secured Creditors Stock Put Right Agreement" means that certain the Stock Put Right (Junior Secured Creditors) dated March 3, 2004, by and between the Parent and the Junior Secured Creditors.

                    "Liquidating Agent" means the Post-Confirmation Committee as defined in the Walking Company Plan of Reorganization.

                   "Minimum Excess Availability Reserve" means One Million Dollars ($1,000,000.00).

                   "Parent Capital Contribution" means the Parent Equity Contribution and the Parent Loan I.

                   "Parent Equity Contribution" means an equity contribution by Parent to TWC Acquisition in an amount of not less than Six Million Four Hundred Fifty Thousand Dollars ($6,450,000.00).

                   "Parent Loan I" means that unsecured line of credit established by Parent to Borrower pursuant to the Subordinated Intercompany Promissory Note dated as of March 3, 2004 in the face amount of up to One Million Fifty Thousand Dollars ($1,050,000.00), funded from the proceeds of the Big Dog Dividend.

                   "Parent Loan II" means that unsecured line of credit established by Parent to Borrower pursuant to the Subordinated Intercompany Promissory Note dated as of March 3, 2004 in the face amount of up to Three Million Dollars ($3,000,000.00), funded from the proceeds of the IBD Note.

                   "Parent Note Put Obligations" means the Junior Secured Creditors Note Put Agreement and the Second Unsecured Creditors Note Put Agreement.

                   "Parent Stock Put Obligations" means the Junior Secured
                    Creditors Stock Put Agreement.

                   "Proceeding" means the Chapter 11 case of the Walking Company pending before the Bankruptcy Court as case number SV 03-44040 GM, jointly administered with Case No. SV 03-15932 GM.

                    "Second Unsecured Creditors Promissory Note" means that
                   promissory note issued by the Borrower to the Liquidating Agent in the original face amount of $21,000 pursuant to the Walking Company Plan of Reorganization.

                   "Second Unsecured Creditors Note Put Agreement" means that certain Note Put Right (Second Unsecured Creditors Promissory
                   Note) Agreement dated March 3, 2004, by and between the Parent and the Liquidating Agent for the benefit of the unsecured creditors of the Walking Company.

                   "Shoes.com Administrative Claim" means any claim of Shoes.com, Inc. allowed by Final Order of the Bankruptcy Court as an administrative claim against the Borrower pursuant to Section 503 of the Bankruptcy Code in the Proceeding.

                   "Shoes.com Loan" means an unsecured loan to be made by either
                   (i) Parent to TWC Acquisition or (ii) by Fred Kayne and/or Andrew Feshbach to TWC Acquisition in an amount sufficient to satisfy the Shoes.com Administrative Claim after application of then available proceeds of Parent Loan II.

                   "TWC Acquisition" shall have the respective meaning as set forth in the Recitals of this Third Amendment.

                   "Walking Company" means The Walking Company, a California corporation, and Alan's Shoes, Inc., an Arizona corporation, both of which are debtors in possession in the Proceeding.

                   "Walking Company Acquisition" means the acquisition of the Walking Company Assets by Borrower pursuant to the Walking Company Plan of Reorganization.

                   "Walking Company Acquisition Orders" means, collectively, (a) a Final Order from the Bankruptcy Court confirming (i) the Walking Company Plan of Reorganization and (ii) the sale of the Walking Company Assets free and clear of all liens and encumbrances to Borrower pursuant to Section 1129 of the Bankruptcy Code and (b) such other Final Orders of the Bankruptcy Court required for the consummation of the Walking Company Acquisition, all of which are determined by Agent, in its Permitted Discretion, to be in form and substance acceptable to Agent.

                   "Walking Company Assets" means all of the property and assets (tangible and intangible) of the Walking Company that (i) are proposed to be purchased by Borrower pursuant to the Walking Company Plan of Reorganization, or (ii) are acceptable to Agent in its Permitted Discretion.

                   "Walking Company Plan of Reorganization" means the Plan of Reorganization of the Walking Company dated November 6, 2003, filed by the Walking Company in the Proceeding, as such plan may be modified, supplemented or amended from time to time with the prior written consent of Agent.

                   "Warrants" shall have the respective meaning as set forth in the Recitals of this Third Amendment.

                   "Wholesale Accounts" means those Accounts created by Borrowers in the ordinary course of Borrowers' business, that arise out of Borrowers' sale of goods or rendition of services to Borrowers' wholesale customers.

(b) The definition of "Applicable Prepayment Premium" is hereby deleted in its entirety and replaced with the following:

                   ""Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date of the Third Amendment, 0.50% times the Maximum Revolver Amount, (b) during the period of time from and including the date that is the first anniversary of the Closing Date of the Third Amendment up to the date that is the second anniversary of the Closing Date of the Third Amendment, 0.25% times the Maximum Revolver Amount, and (c) during the period of time from and including the date that is the second anniversary of the Closing Date of the Third Amendment up to the Maturity Date, zero (0)."

(c) The definition of "Base Rate Standard Margin" is hereby deleted in its entirety and replaced with the following:

                   ""Base Rate Standard Margin" means 0 basis points."

(d) The definition of "Big Dog Borrowing Base" is hereby deleted in its entirety and replaced with the following:

                   ""Big Dog Borrowing Base", as of any date of determination, shall mean the result of:

                          (a) the lesser of:

                                   (i) $28,000,000, and

                                   (ii)     85% times Big Dog's then extant Net
                                            Liquidation Percentage times the
                                            value (at Cost) of Big Dog's
                                            Eligible Inventory, plus

                                   (iii)    85% times the Eligible Wholesale
                                            Accounts Receivables up to an
                                            aggregate amount of $1,500,000,
                                            minus

                          (b) the sum of (i) the Bank Product Reserve, (ii) the portion of the Contractor Reserve attributable to Inventory of Big Dog, and (iii) the aggregate amount of reserves, if any, established by Agent under
                          Section 2.1(a)(ii)."

(e) The information set forth in Schedule B-1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                   "Account number 4132-863689 of Big Dog maintained with the Big Dog Designated Account Bank, or such other deposit account of Big Dog (located within the United States) that has been designated as such in writing, by Big Dog to Agent."

(f) The definition of "Big Dog Designated Account Bank" is hereby deleted in its entirety and replaced with the following:

                   ""Big Dog Designated Account Bank" means Wells Fargo Bank, whose office located at 1036 Anacapa Street, Santa Barbara, CA 93101, and whose ABA number is 121-000248."

(g) The definition of "Borrowers Collateral" is hereby deleted in its entirety and replaced with the following:

                  ""Borrowers Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                           (a) Accounts,

                           (b) Books,

                           (c) Deposit Accounts,

                           (d) Equipment,

                           (e) General Intangibles,

                           (f) Inventory,

                           (g) Investment Property,

                           (h) Negotiable Collateral,

                           (i) Goods,

                           (j) Commercial Tort Claims,

                           (k) money or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group,

                           (l) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Negotiable Collateral, real property, fixtures, leases and leasehold interests, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof, and

                           (m) liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing, including the right of stoppage in transit."

(h) The definition of "Equipment" is hereby deleted in its entirety and replaced with the following:

                  ""Equipment" includes, without limitation, "equipment" as it is defined in the Code, and also all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing."

(i) The definition of "General Intangibles" is hereby deleted in its entirety and replaced with the following:

                  ""General Intangibles" includes, without limitation, "general intangibles" as defined in the Code; and also means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to general intangibles (including, but not limited to, payment intangibles, healthcare insurance receivables, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, judgments, payments under any settlement or other agreement, rights to performance, royalties, all means and vehicles of investment or hedging, including without limitation, options, warrants, and future contracts, goodwill, patents, patent applications, trade names, trademarks, servicemarks, trademark applications, copyrights, mask work rights and interests, and derivative works and interests, internet addresses and domain names, developmental ideas and concepts, proprietary processes, blueprints, drawings, designs, diagrams, plans, charts, purchase orders, customer lists, telephone numbers, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing or franchise agreements, rights to admission, infringement claims, computer programs, computer software, computer records, information contained on computer disks or tapes, software, literature, literary rights, reports, catalogs, manuals, technical data, money, trade secret rights, insurance premium rebates, warranties, warranty claims, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral."

(j) The definition of "Inventory" is hereby deleted in its entirety and replaced with the following:

                   ""Inventory" includes, without limitation, "inventory" as defined in the Code and also means all Borrowers' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrower's business."

                   (k) The definition of "Intercompany Advances" is hereby deleted in its entirety and replaced with the following:

                   ""Intercompany Advances" means loans or advances (i) from Borrower to Parent, any Subsidiary or any Affiliate, or (ii) from Parent, any Subsidiary or any Affiliate to Borrower, or (iii) from Parent to TWC Acquisition, or (iv) from Borrower to TWC Acquisition."

                   (l) The definition of "Landlord Reserve" is hereby deleted in its entirety and replaced with the following:

                   "Landlord Reserve" means with respect to each leased location
          (i) at which each Borrower stores Inventory in a state that has a landlord lien or similar statute with respect to commercial property, including without limitation, as of the Closing Date of the Third Amendment, the states of Pennsylvania, Texas, Virginia and Washington, and (ii) for which either (I) a Collateral Access Agreement has not been received by Agent, or (II) the underlying lease agreement does not contain a provision that waives the Lien rights that the landlord may have in and to the Inventory, including without limitation all rights of levy or distraint for rent; a reserve in an amount equal to the greater of (a) the number of months rent for which a landlord will have, under the applicable statutory lien, a Lien in the assets of the applicable Borrower to secure the payment of rent or other amounts under a lease, or (b) one (1) month rent under the lease."

                   (m) The following section is added to the definition of "Permitted Dispositions":

                   "; (g) following exercise by any Junior Secured Creditor of its put rights pursuant to the Junior Secured Creditors Note Put Agreement, transfer of such Junior Secured Creditor's Junior Secured Creditors Promissory Note to Fred Kayne and/or Andrew Feshbach for an amount equal to the Purchase Price (as defined in the Junior Secured Creditors Note Put Agreement) of such note; and (h) pledge of the Shoes.com Loan to Fred Kayne and/or Andrew Feshbach provided, that, Fred Kayne and/or Andrew Feshbach funded such loan."

                   (n) The definition of "Permitted Distributions" is hereby deleted in its entirety and replaced with the following:

                   "Permitted Distributions" means (a) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, cash Distributions by Borrowers to Parent for the sole purpose of permitting Parent to pay, and Parent shall pay, federal and state income taxes solely attributable to its ownership of Borrowers,
          (b) so long as no Event of Default has occurred and is continuing or would result therefrom, cash Distributions by Subsidiaries (other than Borrowers) to Parent, (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and so long as Borrowers have Aggregate Availability of not less than $2,000,000 after giving effect thereto, redemptions of Parent's outstanding Stock in an aggregate amount not to exceed $250,000 in any fiscal year, (d) so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) Borrowers have at all times tested Aggregate Availability 30 days prior to the date of such cash Distribution and will maintain, on a pro forma basis, Aggregate Availability for 60 days after the date of such cash Distribution of not less than $3,500,000, after giving effect thereto, cash Distributions by Borrowers to Parent for the sole purpose of permitting Parent to pay Parent's obligations in respect of the Parent Note Put Obligation, and (iii) Borrower is Solvent, and (e) so long as no Event of Default has occurred and is continuing or would result therefrom, and as long as Borrowers have Aggregate Availability of not less than $5,000,000, after giving effect thereto, a cash Distribution by Borrowers to Parent in an amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) for the sole purpose of permitting Parent to make the Parent Capital Contribution in connection with the consummation of the Walking Company Acquisition."

                    (o) The definition of "Permitted Intercompany Advances" is hereby deleted in its entirety and replaced with the following:

                   ""Permitted Intercompany Advances" means (A) Intercompany Advances so long as (a) no Default or Event of Default exists at the time of the making of any Intercompany Advance or would exist after giving effect thereto, (b) if the Borrower is acting as the lender, after giving effect to the making of such Intercompany Advance, the Borrower that is acting as the lender with respect thereto (i) has Availability of not less than Two Million Dollars ($2,000,000) and (ii) is Solvent, (c) the Intercompany Subordination Agreement is in full force and effect with respect to the proposed Intercompany Advance, and (d) after giving effect to the making of such Intercompany Advance, the Borrower that is acting as the borrower with respect thereto is Solvent; (B) advances made by Big Dog for actual overhead charges reasonably allocable to TWC Acquisition including, but not limited to, charges for general corporate shared administrative services and TWC Acquisition's occupancy of a portion of the warehouse or distribution centers operated by Big Dog in amounts not to exceed caps to be established by Agent, in its Permitted Discretion, based upon an allocation analysis to be furnished by TWC Acquisition to Agent within 90 days of the Closing Date for Third Amendment, provided, that an Intercompany Subordination Agreement is in full force and effect with respect to the proposed Intercompany Advance. In the event TWC Acquisition fails to provide Agent with such allocation analysis within 90 days of the Closing Date, TWC Acquisition shall pay Agent an extension fee equal to $10,000 per month (or any portion thereof) until such analysis is furnished to Agent; (C) Parent to TWC Acquisition in the amount of the Parent Loan I for the sole purpose of permitting the Parent to make the Parent Capital Contribution in connection with the consummation of the Walking Company Acquisition; (D) Parent to TWC Acquisition up to the amount of Parent Loan II, for the sole purposes of
       (i) permitting Parent to make the Parent Capital Contribution, (ii) to satisfy the Shoes.com Administrative Claim, and (iii) after satisfaction of the foregoing, for general working capital of TWC Acquisition; and (E) Parent to TWC Acquisition up to the amount of the Shoes.com Loan, for the sole purposes of satisfying any Shoes.com Administrative Claim, provided, that, the funding of such Intercompany Advance is as a consequence of a loan or equity infusion by Fred Kayne and Andrew Feshbach and such loan or equity infusion is made on such terms and conditions as is acceptable to Agent in its Permitted Discretion."

 2.2     Amendment to Section 2.1.

                  (i) Section 2.1(a)(ii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           "(ii) Anything to the contrary in this Section 2.1(a)
                   notwithstanding, Agent shall have the right to establish Landlord Reserves and such other reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Big Dog Borrowing Base, including reserves with respect to
                   (i) sums that Big Dog is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts owing by Big Dog to any Person to the extent secured by a Lien on, or trust over, any of its Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (iii) the Minimum Excess Availability Reserve, (iv) shrinkage, markdowns (to the extent not taken into account in the calculation of "Cost"), seasonality and other such categories of reasons which the Agent may establish, in its Permitted Discretion, which reflect other factors which affect the market value of Eligible Inventory,
                   (v) Customer Credit Liabilities, (vi) the Distribution Center Inventory Reserve, (vii) Junior Secured Creditors Note Put Reserve, and (viii) Account Reserves. In addition to the foregoing and subject to Section 2.11(c), Agent shall have the right to have Big Dog's Inventory reappraised by a qualified appraisal company selected by Agent from time to time after the Closing Date of the Third Amendment for the purpose of redetermining the Net Liquidation Percentage of Big Dog's Eligible Inventory portion of its Collateral and, as a result, redetermining the Big Dog Borrowing Base."

                  (ii) The following subsection is hereby added to Section 2.1 of the Loan Agreement:

                           "(e) Borrower shall not request and the Lender shall
                  have no obligation to make any CSI Revolver Advances during the term of the Agreement. Furthermore, CSI's assets shall not be eligible for inclusion in the calculation of CSI Borrowing Base or otherwise available for borrowing hereunder. It being understood, however, that such assets shall constitute Collateral for the Obligations hereunder."

 2.3 Amendment to Section 2.6. Section 2.6 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                   "(b) Letter of Credit Fees. Borrowers shall pay Agent (for the ratable benefit of the Lenders, subject to any letter agreement between Agent and individual Lenders), (i) a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)), which shall accrue at a rate equal to 1.00% per annum times the Daily Balance of the undrawn amount of all outstanding standby Qualified Import Letters of Credit, (ii) a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)), which shall accrue at a rate equal to 0.50% per annum times the Daily Balance of the undrawn amount of all outstanding documentary Qualified Import Letters of Credit, (iii) a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in
                   Section 2.12(e)) which shall accrue at a rate equal to 1.00% per annum times the Daily Balance of the undrawn amount of all outstanding standby Letters of Credit (other than Qualified Import Letters of Credit), and (iv) a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 0.50% per annum times the Daily Balance of the undrawn amount of all outstanding documentary Letters of Credit (other than Qualified Import Letters of Credit)."

 2.4     Amendment to Section 2.7.  The following subsection is hereby added to
         Section 2.7 of the Loan Agreement:


                  "(e) At the request of the Agent, the Borrowers shall deliver to the Agent notification, executed by the Borrowers, to each depository institution which any DDA (other than DDA's established for petty cash) is maintained, in form and substance satisfactory to the Agent in its Permitted Discretion of the Agent's Lien in such DDA and, instructs the depository institution, upon direction of the Agent, to remit all amounts deposited from time to time in the DDA to the Agent's Account or as otherwise directed from time to time by the Agent. The Borrowers shall not establish any DDA hereafter unless, contemporaneous with such establishment, Borrower notifies Agent and, if requested by Agent, delivers to such depository institution the notification described herein. The Borrowers shall not change such direction or designation except upon the prior written consent of the Agent."

 2.5     Amendment to Section 2.11.

                     (i) Section 2.11(c)(i) of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

                     "(i) so long as no Event of Default shall have occurred and be continuing, a Borrower shall be obligated to pay such fees and expenses for only 2 financial audits and 2 appraisals of such Borrower in any calendar year, provided that a Borrower shall be obligated to pay such fees and expenses for no more than 1 financial audit and 1 appraisal in any calendar year a Borrower at all times has maintained Excess Availability of at least $7,500,000 during such calendar year,"

                     (ii) The following subsection is added to Section 2.11 of the Loan Agreement:

                            "(d) Servicing Fee. On the first (1st) day of each month, a service fee of $1,000 per month will be due and payable during the term of this Agreement. This Servicing Fee amends, restates and supercedes any prior agreement between the Borrowers and the Agent pursuant to that certain Fee Letter dated as of October 23, 2001."

 2.6 Amendment to Section 3.4. Section 3.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                   "3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Parent, Borrowers, Agent, and the Lenders and shall continue in full force and effect for a term ending on March 3, 2007 (the "Maturity Date").The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default."

 2.7     Amendment to Section 6.2.

                  (i) Subsection 6.2(g) of the Loan Agreement is hereby deleted in its entirety.

                  (ii) Subsection 6.2(i) of the Loan Agreement is hereby deleted in its entirety.

                  (iii) Subsection 6.2(q) of the Loan Agreement is hereby deleted in its entirety.

 2.8 Amendment to Section 7.1. The following subsections are hereby added to Section 7.1 of the Loan Agreement:

                  "(k) Indebtedness of Parent to IDB in respect of the IBD Note;

                   (l) Indebtedness of Parent Loan I and Parent Loan II.

                  (m) Indebtedness of Parent to the Junior Secured Creditors on account of the Parent Note Put Obligations, Parent Stock Put Obligations and Warrants in respect of Junior Secured Creditors Promissory Note;

                   (n) Indebtedness of Parent to the Liquidating Agent on account of the Warrants in respect of the First Unsecured Creditors Promissory Note;

                  (o) Indebtedness of the Parent to the Liquidating Agent on account of the Second Unsecured Creditors Note Put Agreement and Warrants in respect of the Second Unsecured Creditors Promissory Note.

                  (p) Indebtedness of the Parent in respect of the Shoes.com Administrative Claim in an amount not to exceed $2,900,000."

 2.9 Amendment to Section 7.8. Section 7.8 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "7.8  Prepayments and Amendments.

                           (a) Except in connection with a refinancing permitted
                  by Section 7.1(d) or in connection with a Permitted Bond Financing, prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower, other than the Obligations in accordance with this Agreement;

                           (b) Except in connection with a refinancing permitted
                  by Section 7.1(d) or in connection with a Permitted Bond Financing, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c);

                           (c) Parent may make regularly scheduled payments of
                  interest and principal on account of the IBD Note, provided, that if a Borrower is providing the funds to make such payments (i) there does not exist an Event of Default and there would not exist an Event of Default after giving effect to any such payment and (ii) the Borrowers have certified to Agent that they have, at all times tested, maintained Excess Availability for 30 days prior to the date of such payment and, on a pro forma basis, will maintain Excess Availability for the 60 days after the date of such payment of at least $2,000,000, after giving effect to such payment;

                           (d) Prepay, redeem, defease, purchase, or otherwise
                  acquire any Indebtedness of Borrowers, other than the Obligations in accordance with this Agreement except Parent may (A)prepay Indebtedness in respect of the Parent Note Put Obligations, provided, that (i) there does not exist an Event of Default and there would not exist an Event of Default after giving effect to any such payment and (ii) the Borrowers have certified to Agent that they have, at all times tested, maintained Excess Availability for 30 days prior to the date of such payment and, on a pro forma basis, will maintain Excess Availability for the 60 days after the date of such payment of at least $4,500,000, after giving effect to such payment; and (B) prepay Indebtedness in respect of the IBD Note, provided, that (i) there does not exist an Event of Default and there would not exist an Event of Default after giving effect to any such payment and (ii) the Borrowers have certified to Agent that they have, at all times tested, maintained Excess Availability for 30 days prior to the date of such payment and, on a pro forma basis, will maintain Excess Availability for the 60 days after the date of such payment of at least $4,500,000, after giving effect to such payment."


                           (e) Amend, modify, alter, increase, or change
                  (directly or indirectly) any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (g), (h), (i), (j), (k), (l), (m), (n), (o) or
                  (p)."

          2.6 Amendment to Section 7.16. Section 7.16 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "7.16 IDB Note. Use any of the proceeds of the IDB Note provided that, TWC Acquisition may use proceeds of the IDB Note to (i) fund the initial draw by TWC Acquisition under Parent Loan II in the amount of $1.45 million to fund, in part, the Acquisition Proceeds,
          (ii) fund the payment of any portion of the Shoes.com Administrative Claim, and (iii) after satisfaction of the obligations pursuant to
          Section 7.16(i) and (ii), above, for general corporate purposes."

         2.7       Amendment to Section 7.21.

                  (i) Section 7.21(a) of the Loan Agreement is hereby deleted in its entirety.

                  (ii) Section 7.21(b) of the Loan Agreement is hereby deleted in its entirety.

                  (iii) Section 7.21(c)(i) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           "(i) Capital Expenditures. Capital expenditures,
                   measured on a consolidated basis in excess of $1,000,000 for the 2004 fiscal year. Capital expenditure covenants for each succeeding fiscal year following 2004 shall be established by mutual agreement between the Borrowers and Agent on or before January 15th of each succeeding year. In the absence of such mutual agreement, the Agent may establish a Minimum Excess Availability Reserve at any time of $5,000,000."

         2.8 Amendment to Section 8.4. Section 8.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                   "8.4 If an Insolvency Proceeding is commenced by Parent or Big Dog and/or the initiation by or on behalf of Big Dog of the liquidation or wind up of all or any part of a Big Dog's business or operations. To the extent that CSI has meaningful business operations, if any Insolvency Proceeding is commenced by CSI and/or the initiation by or on behalf of CSI of the liquidation or wind up of all or any part of CSI's business or operations."

          2.9. Amendment to Section 8.9. Section 8.9 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                   "8.9 If there is a default in (A) any agreement involving an aggregate amount of, in Agent's sole discretion, $1,000,000, or (B) the Junior Secured Creditors Note Put Right Agreement, to which Parent, any Borrower or any of their Subsidiaries is a party and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Parent's, any Borrower's or their Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to any automatic renewal right therein;"

SECTION 3.        REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS.

 3.1 Representations. Big Dog and Parent hereby represents and warrants to Agent and Lenders that:


(a) Big Dog and Parent are corporations duly organized and existing and in good standing under the laws of their respective jurisdiction of formation and are duly qualified to do business and in good standing in every jurisdiction in which the nature of the business done or the property owned by it would make such qualification necessary;

(b) Big Dog and Parent have all requisite power and authority to own and operate their properties, and to conduct their business as currently conducted and as currently proposed to be conducted. Big Dog and Parent have all requisite power and authority necessary to enter into this Third Amendment and to perform their respective obligations under this Third Amendment;

(c) Big Dog and Parent have taken all corporate action necessary to be taken to authorize the execution and delivery of this Third Amendment. This Third Amendment has been duly executed and delivered by each of Big Dog and Parent and constitutes legal, valid and binding obligations of each of Big Dog and Parent, enforceable against each of Big Dog and Parent in accordance with its terms;

(d) After giving effect to the amendments and consent herein, no event has occurred and no condition exists which constitutes a Default or an Event of Default under the Loan Agreement or the other Loan Documents; and

(e) The Loan Agreement and all other Loan Documents and all representations, warranties, terms and conditions therein remain in full force and effect, and Big Dog and Parent hereby confirm and ratify each of the provisions of the Loan Agreement and the other Loan Documents

SECTION 4.        MISCELLANEOUS

 4.1 Conditions of Effectiveness. The amendments contained in Section 2 above shall become effective when, and only when, the following conditions have been satisfied as determined in Agent's Permitted Discretion: (i) Agent shall have received the reaffirmation and consent of Guarantor attached hereto as Exhibit A, duly executed and delivered by an authorized officer of Guarantor; and (ii) all conditions precedent to the effectiveness of the TWC Acquisition Loan and Security Agreement have been satisfied by TWC Acquisition or waived by Agent thereunder.

 4.2 Cross-References. References in this Third Amendment to any Section of ("ss.") are, unless otherwise specified, to such Section (or "ss.") of this Third Amendment.

 4.3 Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

 4.4 Counterparts. This Third Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Third Amendment by facsimile transmission shall be as effective as delivery of an originally executed counterpart hereof.

 4.5 Fees, Costs and Expenses. Each Borrower agrees to pay on demand all reasonable fees, costs and expense in connection with the preparation, execution, delivery, administration, modification and amendment of this Third Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and Lenders with respect thereto and with respect to advising the Agent and Lenders as to their rights and responsibilities hereunder and thereunder.

 4.6 Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPALS.

 4.7 Ratification. Except as expressly amended herein, all of the representations, warranties, terms, covenants and conditions of the Loan Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and consent set forth herein shall be limited precisely as provided for herein to the provisions expressly amended and consented to herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other document or of any transaction or further action on the part of either Borrower or Guarantor which would require the consent of Lenders or Agent under the Loan Agreement.

 4.8 Release. In consideration of Lender entering into this Third Amendment, Borrowers hereby release and forever discharge Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, and each of them, from any and all claims, debts, Obligations, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, whether or not related to the subject matter of this Third Amendment or the other Loan Documents, which Borrowers now have or at any time may have held, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Third Amendment. Borrowers waive the benefits of any law, which may provide in substance: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Borrowers understand that the facts which it believes to be true at the time of making the release provided for herein may later turn out to be different than they now believe, and that information which is not know known or suspected may later be discovered. Borrowers accept this possibility, and Borrowers assume the risk of the facts turning out to be different and new information being discovered; and Borrowers further agree that the release provided for herein shall in all respects continue to be effective and not subject to termination or rescission because of any difference in such facts or any new information. This release is fully effective on the date hereof. Lender is not releasing Borrowers from any claims, debts, Obligations, demands, obligations, costs, expenses, actions or causes of action.

                                   [Remainder of page intentionally left blank]

         Signature Page to Third Amendment

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered as of the date first above written.

                                                     BIG DOG HOLDINGS, INC.,
                                                     a Delaware corporation


                                                     By:
                                                     Name:
                                                     Title:


                                          BIG DOG USA, INC.,
                                                     a California corporation


                                          By:
                                          Name:
                                          Title:


                                          CSI ACQUISITION CORPORATION,
                                          a California corporation


                                          By:
                                          Name:
                                          Title:


                                           WELLS FARGO RETAIL FINANCE II, LLC,
                                           a Delaware corporation
                                           as Agent and as a Lender


                                            By:
                                            Name:
                                            Title:

                                    EXHIBIT A

                            Reaffirmation and Consent

                  All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Loan and Security Agreement between and among, on the one hand, the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lender"), WELLS FARGO RETAIL FINANCE II , LLC (formerly known as Wells Fargo Retail Finance, LLC), a Delaware limited liability company, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, BIG DOG HOLDINGS, INC., A Delaware corporation ("Parent" or "Guarantor"), BIG DOG USA, INC., a California corporation ("Big Dog"), and CSI ACQUISITION CORPORATION, a California corporation ("CSI" together with Big Dog collectively, the "Borrowers"), dated as of October 23, 2001 (as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), or in the First Amendment to Loan and Security Agreement, dated as of June 5, 2003 (the "First Amendment"), among Borrowers, Parent, Agent and the Lenders, or in the Second Amendment to Loan and Security Agreement dated as of November 1, 2003, among Borrowers, Parent, Agent and the Lenders (the "Second Amendment"), or in the Third Amendment to Loan and Security Agreement, dated as of March 3, 2004 (the "Third Amendment"), among Borrowers, Parent, Agent and the Lenders. The undersigned hereby (a) represents and warrants to the Lenders that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by the Third Amendment and the execution and delivery thereof; (c) acknowledges and reaffirms its obligations owing to the Lenders under the Guaranty and any other Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lenders have no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. The Reaffirmation and Consent shall be governed by the laws of the State of California.

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                 Signature Page to Ratification and Consent for
                                 Third Amendment

         IN WITNESS WHEREOF, the undersigned has caused this Reaffirmation and Consent to be executed as of the date of the Third Amendment.

                                          Reaffirmation and Consent
                                          of Guarantor:

                             BIG DOG HOLDINGS, INC.
                             A Delaware corporation

                                          By: _______________________
                                          Name:
                                          Title: